SUBLEASE AGREEMENT

FUNDAMENTAL PROVISIONS:

Effective
Date:           October 1, 1999.


Landlord:       SONIC INNOVATIONS, INC., a Delaware corporation
                Address:        2795 East Cottonwood Parkway, Suite 660.
                                Salt Lake City, Utah 84121
                Attention:      Steve Hill

Tenant:        Executive Credit Services, L.C., a Utah Limited Liability company
--------
               Address:         2795 East Cottonwood Parkway, Suite 120.
                                Salt Lake City, Utah 84121
               Attention:       Brad V. Crawford

Premises:      Approximately 5,695 square feet located in the 2795 East
               Cottonwood Parkway building (the "Building") comprising Suite
               120. A diagram of the Premises is attached to this Sublease as Exhibit A.

Term: Thirty Six months, commencing on the Effective Date and terminating on September 30, 2002, as the Term may be reduced in accordance with the provisions of tl1e Sublease permitting early termination. Term also includes any holdover term.

 Monthly
 Rental
 Amount:        $(see below)_______  per month.



 Suite 120
        Lease Year                           Monthly Base Rent       Rate

    October 1, 1999 - September 30, 2000        $9,017.08           $19/RSF
    October 1, 2000 - September 30, 2001        $9,904.89   $20/RSF +3%($22RSF)
    October 1, 2001 - September 30, 2002       $11,067.28   $22/RSF +6%($22RSF)


Security:      $20,084.36.

Permitted Use: General  Office

Parking: Twenty-Five parking stalls including five reserved covered stalls (numbers 7-11)

Master
Lease:         Lease Agreement, dated April 28, 1999 between Landlord and Master
               Landlord.

Master
Landlord:      2795 E. Cottonwood Parkway, L.C., and its successors and assigns, as the "Landlord" under the Master Lease.

Landlord
Improvements: The improvements described on Exhibit B to this Sublease.


Option A:      That portion of the premises leased to Landlord pursuant to the
               Master Lease that is identified on Exhibit A as the Option A
               Space.

Option B
Space: That portion of the premises leased to Landlord pursuant to the Master Lease that is identified on Exhibit A as the Option B Space.

FOR VALUABLE CONSIDERATION, it is agreed as follows:

                                    ARTICLE 1
                              SUBLEASE OF PREMISES

                1.1 Sublease of Premises to Tenant. Landlord hereby subleases the Premises to -tenant, and Tenant hereby subleases the Premises from Landlord on the terms and conditions set for1h in this Sublease, including the Fundamental Provisions set for1h above.

                1.2 Acceptance of Premises: Possession.

                         (1} Inspection and Acceptance. Prior to entering into this Sublease, Tenant has made a full and complete inspection of the Premises. Subject only to completion of the Landlord Improvements, Tenant agrees that Tenant is subleasing the Premises, and Tenant accepts the Premises, "AS IS, WHERE IS", including any and all defects, patent, latent or otherwise, with no representation or warranty whatsoever by Landlord as to the fitness, suitability, habitability, or usability of the Premises, as to compliance of the Premises with any laws, regulations, or ordinances, or as to the presence or absence of any Hazardous Materials (defined below} on, about or adjacent to the Premises. In addition, the Premises are subleased subject to current taxes and assessments, reservations in patents and all rights-of-way, easements, covenants, conditions, restrictions, obligations, liens, encumbrances, and liabilities of record as of the date of this Sublease, and to all zoning and building code requirements and other governmental laws, rules, and regulations.

                         (2) Possession. Possession of the Premises will be delivered to Tenant on the Effective Date.

                          (3) Landlord Improvements. Landlord agrees to complete the Landlord to the Premises, at Landlord's expense and prior to October 15, 1999.

                1.3 Sublease Subiect to Master Lease. The rights and interest of Tenant under this Sublease are subject and subordinate to the Master Lease, to all renewals, replacements and extensions of the Master Lease, and to any mor1gage or trust deed that Landlord or Master Landlord may now or in the future place upon the Premises, to any and all advances to be made under any mor1gage or trust deed and to the interest on any mor1gage or trust deed. It is expressly understood and agreed that Landlord does not assume and shall not have any of the obligations or liabilities of Master Landlord under the Master Lease and that Landlord is not making the representations or warranties, if any, made by Master Landlord in the Master Lease. With respect to work, services, repairs and restoration or the performance of other obligations required of Master Landlord under the Master Lease, Landlord's sole obligation with respect to such obligations shall be to request the same from Master Landlord upon written request from Tenant and to use reasonable effor1s to obtain the same from Master Landlord. Landlord shall not be liable in damages, nor shall rent abate under this Sublease, for or on account of any failure by Master Landlord to perform the obligations and duties imposed on it under the Master Lease. Nothing contained in this Sublease shall be construed to create privity of estate or contract between Tenant and Master Landlord. If there is a conflict between the terms and conditions of, and the rights granted to Tenant pursuant to, this Sublease and the terms and (;onditions of, and the rights granted to Landlord pursuant to, the Master Lease, the Master Lease shall control.

                1.4 Assumption of Duties under Master Lease. As between Landlord and Tenant, Tenant hereby assumes and agrees to be bound by all of the covenants, obligations, and agreements set for1h in the Master Lease (other than the obligation to pay rent under the Master Lease} and by any terms and limitations Imposed upon Landlord as the tenant thereunder, as such covenants, obligations, agreements, terms, and limitations relate to the Premises. Tenant shall indemnify, defend (with counsel acceptable to Landlord), and hold

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

        Landlord and its Related Parties (as hereafter defined) harmless for, from and against any and all claims, demands, liabilities, obligations, damages, penalties, causes of action, costs and expenses, including attorneys' fees and expenses, imposed upon, incurred by or asserted against Landlord or any of Landlord's Related Parties which arise out of any violations under the Master Lease occurring as a result of the acts or omissions of Tenant or any of Tenant's Related Parties or any violations by Tenant or any of Tenant's Related Parties of this Sublease or which may arise out of or are in any manner connected with Tenant's or any of Tenant's Related Parties' use and occupancy of the Premises pursuant to this Sublease, a breach by Tenant of this Sublease or a breach by Tenant of the provisions of the Master Lease. Notwithstanding any contrary term or provision contained in this Sublease or in the Master Lease, it is expressly agreed that (a) the terms of this Sublease do not grant Tenant any rights of first refusal, any options to purchase, or any extensions or renewal rights with respect to the Master Lease; and (b) Tenant shall not use or occupy the Premises in a manner contrary to or inconsistent with any of the provisions of the Master Lease. Tenant agrees that Landlord may deliver to Master Landlord any and all submissions, notices, or other information received by Landlord from Tenant under this Sublease. As used in this Sublease, "Related Parties" means the officers, directors, shareholders, employees, agents, successors, assigns, contractors, and invitees of a particular person or entity.

                1.5 No Release of Landlord. Nothing in this Sublease shall be deemed to release Landlord from any of its obligations to Master Landlord pursuant to the Master Lease.

                1.6 Receipt of Master Lease. Tenant acknowledges that Tenant has received and read a copy of the Master Lease, including the Building Rules and Regulations as described in the Master Lease.

                1.7 Access to Premises. Landlord and its agents and Master Landlord and its agents, at all reasonable times, shall have free and full access to the Premises for the purpose of examining or inspecting the condition thereof, for the purpose of determining if Tenant is performing the covenants and agreements of this Sublease, for the purpose of performing its obligations under this Sublease, for the purpose of posting such reasonable notices as Landlord may desire to protect the rights of Landlord, and, during the last three months of the Term, to show the Premises to prospective new tenants.

                1.8 Quiet Enjoyment. Conditioned upon Tenant paying the rent in this Sublease and and fulfilling all the covenants, agreements, conditions, and provisions in this Sublease to be kept, or performed by Tenant, Tenant may at all times during the Term hereby granted, peaceably, quietly, and exclusively have, hold, and enjoy the Premises, subject to the terms and conditions of this Sublease.

                1.9 Right of First Refusal.

                        (1) Grant: Terms and Conditions. Landlord hereby grants to Tenant the right during Term to sublease the Option A Space and the Option B Space on the terms and conditions of Section 1.9. Prior to offering to sublease either the Option A Space or the Option B Space (such space being referred to as "Option Space") to any other person or entity, after such person or entity gives a bona fide offer at a rate not less than $22/ sq ft., else Executive Credit Services will be given the right to match the lower rate and the rates for Options A&B will be amended. Landlord shall first offer to sublease the Option Space to Tenant by delivering to Tenant a "Notice Offer" with respect to the Option Space. Upon receipt of a Notice Offer, Tenant shall have the right to add the Option Space to the Premises leased pursuant to this Lease by giving an "Acceptance Notice" to Landlord within five (5) days of receipt of the Notice Offer. If Tenant does not give an Acceptance Notice within such time period, then Tenant shall have no further right with respect to the Option Space, and Landlord may lease the Option Space to a third party, free of any interest of Tenant. If Tenant gives an Acceptance Notice, then the Option Space shall be deemed to have been added to and incorporated into the Premises as of the date the Acceptance Notice is given to Landlord on all of the terms and conditions of this Sublease, including the Term, except that the Monthly Rental Amount shall be increased by the appropriate amounts as set forth in Exhibit C and except that "Tenant's Share" for purposes of computing "Additional Rent" under Section 3.2 shall be increased by adding

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


                        to the Tenant's Share identified in Section 3.2,6.03% with respect to the Option A Space and 7.95% with respect to the Option B Space.

                        (2) Termination. Any other provision of this Sublease to the contrary notwithstanding, Landlord may terminate the rights pursuant to Section 1.9(8) with respect to the Option A Space by written notice to Tenant given at any time after May 31,2000 and with respect to the Option B Space .by written notice to Tenant given at any time after August 31, 2000, any such termination to be effective upon receipt of the termination notice by Tenant.


                                    ARTICLE 2
                                      TERM

                1.10 Term of Sublease. The Term of this Sublease shall be as stated in the Provisions, subject to the terms and conditions set forth in this Sublease, which may permit or provide for an earlier termination. Under no circumstances shall Master Landlord be required to recognize the rights of Tenant to occupy any part of the Premises following the termination of the Master Lease, and the Term shall immediately and automatically terminate upon a termination of the Master Lease for any reason, regardless of any other provision in this Sublease.

                1.11 Earlv Termination Provisions.

                        (1) By Landlord.

                            (a) Landlord sends or delivers to Tenant a written
                                notice signed by a duly authorized officer of the company, exercising this right to terminate, and Tenant receives the notice no earlier than 18 months after the Lease Effective Date and no later than 19 months after the Lease Effective Date.
                            (b) Landlord will reimburse Tenant for reasonable
                                building data cabling costs, reasonable
                                stationary reprinting costs, and office moving expenses. The total of these costs covered by Landlord shall not exceed $18,000 for Suite 120.
                            (c) Landlord will not take possession of the
                                Premises before 24 months and five calendar days. Except as set forth in this section as otherwise expressly provided in this Sublease or the Master Lease, Landlord shall have no right to terminate the Sublease before the Expiration Date.


                        (2) By Tenant.

                            (a) Tenant sends or delivers to Landlord a written
                                notice signed duly authorized officer of the company, exercising this right terminate, and the Landlord receives the notice no earlier than months after the Lease Effective Date and no later than 19 after the Lease Effective Date.
                            (b) Tenant vacates the Premises no earlier than 24
                                months after Lease Commencement Date and no later than 24 months and calendar days after the Lease Commencement Date
                            (c) When it vacates the Premises, Tenant is not in
                                default of any provisions of the sublease or Master lease provisions, the payment of rent. Except as set forth in this Section or as otherwise expressly provided in this Sublease or Master


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
                                Tenant shall have no right to terminate the Sublease before the Expiration Date. (d) Tenant will pay for unamortized leasing commission costs which would amount to $3759 for Suite 120.



                1.12 Surrender of Premises. Upon the termination of this Sublease for any cause whatsoever , Tenant shall immediately surrender to Landlord peaceable possession of the Premises, and all buildings, improvements and fixtures then located thereon (reasonable wear and tear and casualty loss insured under the casualty insurance described in
        Section 7.2(b) excepted), subject, however, to the rights of removal as provided in Section 2.4. All keys shall be returned to the Landlord upon surrender. Failure of Tenant to return all keys shall obligate Tenant to pay all necessary costs in changing the locks pertaining to the Premises.

                1.13 Removal of Personal Property and Tenant's Fixtures. Tenant may, if not in default under any of the terms of this Sublease and on or before the date of termination, remove from the Premises any and all personal property of Tenant, including, but not limited to, furniture, equipment, and fixtures belonging to Tenant; provided, however, Tenant shall repair any damage to any improvements on the Premises caused by such removal. .

                1.14 Holding Over. If the Premises are not surrendered at the end of the Term, Tenant indemnify Landlord and Landlord's Related Parties for, from and against any loss or liability resulting from delay by Tenant in so surrendering the Premises, including without limitation, any claims made by any succeeding tenant based on such delay. If Tenant or any of Tenant's Related Parties should remain in possession of the Premises after the expiration of the Term without executing a new lease, then such holding over shall be construed as a tenancy from month to month, subject to all the covenants, terms, provisions and obligations of this Sublease except that the Monthly Rental Amount during any holdover tenancy shall be equal to 150% of the Monthly Rental Amount stated in the Fundamental Provisions. Nothing contained herein shall be construed as Landlord's permission for Tenant to hold over or as limiting Landlord's remedies against a holdover lessee.


                                    ARTICLE 3
                                      RENT

                1.15 Rent. Tenant shall pay to Landlord as rent during the Term, the Monthly Rental Amount stated in the Fundamental Provisions. The Monthly Rental Amount is payable monthly in advance on the first day of each calendar month during the Term without any deduction or offset, except that rent for the month in which the Term commences shall be paid on or before the date the Term commences. For partial months at the commencement or termination of this Sublease, the Monthly Rental Amount shall be prorated, based on a 30-day month, for actual days elapsed.

                1.16 Additional Rent. Tenant agrees to pay. Additional Rent" as provided in and pursuant to the Master Lease with respect to the Premises, it being agreed that, for purposes of computing such Additional Rent payable by Tenant, Tenant shall be deemed to have a "Tenant's Share" of 4.35%.

                1.17 No Abatement. No abatement, diminution or reduction of the rent or other charges payable by Tenant under this Sublease shall be claimed by or allowed to Tenant for any reason, except as expressly provided in this Sublease.

                                    ARTICLE 4
                                SECURITY DEPOSIT

                4.1 Security Deposit. Upon the execution of this Sublease, Tenant shall deposit the Security Deposit with Landlord, as security for the full performance by Tenant of its obligations under this Sublease. If Tenant defaults under any provision hereof, Landlord shall be entitled, at its option, to apply or retain all or any part of the Security Deposit for the payment of any rent or other sum in default, any other amount which Landlord may spend or become obligated to spend because of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer because of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) days after written demand therefore, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. In no event shall the Security Deposit be deemed or treated as a prepayment of any rental or other amounts payable by Tenant under this Sublease, including without limitation, the last monthly installment of rent. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant shall fully and faithfully perform every provision of this Sublease to be performed by it, upon Tenant's vacation of the Premises and within thirty (30) days after the expiration of the Sublease, Landlord shall return the Security Deposit, or any remaining balance thereof, together with its written explanation of the application of the funds, to Tenant. In the event of termination of Landlord's interest in this Sublease, Landlord shall transfer the deposit to Landlord's successor in interest, giving notice to Tenant, and Tenant waives any claim to approve the transfer. Tenant agrees that, upon a transfer of the Security Deposit, Landlord shall have no further liability to return or account for it; provided, however, that Landlord may retain the Security Deposit until such time as any amount due from Tenant in accordance with this Sublease has been determined and paid in full. Landlord's rights with respect to the Security Deposit shall be in addition to and shall not preclude concurrent, alternative or successive exercise of any other rights or remedies available to Landlord.


                                    ARTICLE 5
                    USE; CONSTRUCTION; MAINTENANCE AND REPAIR

                1.18 Permitted Use. Tenant shall use the Premises only for the Permitted Use designated in Fundamental Provisions.


                1.19 No Waste: Compliance with Law. Tenant agrees not to commit or permit any waste of the Premises. Tenant agrees to comply with all laws, ordinances, regulations, building permits, governmental stipulations and conditions, covenants, conditions and restrictions, public or private, affecting the Premises and not to suffer or permit any act to be done in or about the Premises in violation thereof.

                1.20 Improvements. Tenant shall not remove, demolish or impair the structural character of existing improvement to the Premises without Landlord's prior written consent, which consent may be or withheld in Landlord's sole and absolute discretion. Tenant may, at its sole cost and expense, improve, construct, remodel, reconstruct or alter improvements within the Premises so long as such work does not impair the structural soundness of the building in which the Premises are located, alter the exterior appearance of the building of which the Premises are a part, or materially or adversely affect the value of the Premises or the mechanical, electrical, HVAC, or plumbing systems serving the Premises and other portions of the property of which the Premises are a part. However, all such work shall be done in compliance with and pursuant to plans, drawings and specifications first approved in writing by Landlord, which approval may be given or withheld in Landlord's sole and absolute discretion. Any material modifications to any such plans, drawings and specifications shall also require the prior written approval of Landlord, which approval may be given or withheld in Landlord's sole and absolute discretion. Tenant covenants that any such work shall conform to all applicable building codes, zoning and other governmental regulations and restrictions and shall be constructed diligently, in a good and workmanlike manner, using only new, high quality materials, and in full compliance with all governmental laws, rules and regulations then relating thereto. Tenant agrees to indemnify and hold Landlord and Landlord's Related Parties harmless for, from and against any and all claims for damages on the part of the owners, tenants, or occupants of adjacent lands, buildings, or space arising from the uses of the Premises by or activities of Tenant or any of Tenant's Related Parties pursuant to this Section, and Tenant agrees to take all necessary, prudent and proper measures to protect the land, improvements, and space of such adjacent owners, tenants and occupants from injury of any nature arising from any such use or activity.

                1.21 Construction Work. All construction work on the Premises shall be done in accordance with the provisions of this Article 5 and under a written contract with a building contractor licensed under the laws of the State of Utah and approved by Landlord. Landlord shall also have the right to approve all subcontractors performing any construction work on the Premises.

                1.22 Mechanics' Liens. The parties agree, and notice is hereby given, that Tenant is not the agent of Landlord for the construction, alteration or repair of any improvements on the Premises, the same being done at the sole direction and expense of Tenant. All contractors, material men, mechanics, and laborers are hereby charged with notice that they must look only to Tenant for the payment of any charge for work done or material furnished on the Premises during the Term. Tenant shall have no right, authority or power to bind Landlord or any interest of Landlord for the payment of any claim for labor or material, or for any charge or expense, incurred by Tenant as to improvements, alterations or repairs on or to the Premises, and Tenant shall post notices on the Premises during all construction work of any nature whatsoever that Landlord is not responsible for any material and labor used on the Premises. Tenant shall hold harmless and indemnify Landlord, Landlord's Related Parties, Master Landlord, and Master Landlord's Related Parties for, from and against any costs, expenses and liabilities from any mechanics', laborers' or material men's liens which may be filed against the Premises during the Term.

                1.23 Maintenance and Repair Obligations. During the Term, Tenant, at Tenant's sole cost and expense, shall keep the structures and buildings constructed on the Premises and any other improvements (including without limitation, landscaping, wiring, plumbing, plate glass, doors, windows, parking lot, interior walls, floors and floor coverings, fences, HV AC, lights, cranes, pest control, interior and exterior painting) located from time to time thereon in an attractive, good, clean, and safe condition and state of repair (reasonable wear and tear, and casualty loss insured under the casualty insurance described in Section 7.2(b) excepted), and will hold Landlord free and harmless of and from any and all expense and liability therefore. Notwithstanding the foregoing, Landlord agrees to repair, replace, and maintain the roof, foundation, and exterior walls of the Premises.

                1.24 Environmental Indemnity Tenant shall be solely responsible for, and shall indemnify and hold harmless Landlord, Landlord's Related Parties, Master Landlord, and Master Landlord's Related Parties for, from and against any loss, damage, cost, expense or liability directly or indirectly arising out of or attributable to the use, generation, storage, release, threatened release, discharge, or disposal by Tenant or any of Tenant's Related Parties of Hazardous Materials (as defined in the Master Lease) on, under or about the Premises arising subsequent to the date on which this Sublease was executed, including without limitation: (a) all consequential and incidental damages; (b) the costs of any required or necessary repairs, cleanup or detoxification of the Premises, and the preparation and implementation of any closure, remedial or other required plans; and (c) all reasonable costs and expenses in connection with clauses (a) and (b), including but not limited to attorneys' fees.


                                    ARTICLE 6
                             LIENS AND ENCUMBRANCES

                1.25 Encumbering the Premises. During the Term of this Sublease, Tenant shall not cause permit any lien, claim, charge or encumbrance of any nature or description whatsoever to attach to encumber the Premises or any part thereof.

                1.26 Subordination.

                        (1) Subordination. This Sublease, at Landlord's option,
                shall be subordinate to any mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Premises and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. If any mortgagee or trustee shall elect to have this Sublease prior to the lien of its mortgage or deed of trust, and shall give written notice thereof to Tenant, this Sublease shall be deemed prior to such mortgage or deed of trust, whether this Sublease is dated prior or subsequent to the date of said mortgage or deed of trust or the date of recording thereof.

                        (2) Execution of Certain Documents. Tenant agrees to
                execute any documents required to effectuate an attornment or a subordination or to make this Sublease prior to the lien of any mortgage or deed of trust, as the case may be. Tenant's failure to execute such documents within ten (10) days after written demand shall constitute a material default by Tenant under this Sublease, or, at Landlord's option, Landlord shall execute such documents on behalf of Tenant as Tenant's attorney-in-fact. Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney-in-fact and in Tenant's name, place and stead, to execute such documents in accordance with this Section 6.2(b).


                                    ARTICLE 7
                          GENERAL INDEMNITY; INSURANCE

                1.27 General Indemnity Provisions. Tenant covenants and agrees to indemnify and Landlord, Landlord's Related Parties, Master Landlord, and Master Landlord IS Related Parties entirely harmless for, from and against each and every claim, demand, liability, loss, cost, damage and expense, including, without limitation, attorneys' fees and court costs, arising out of any accident or other occurrence causing injury to or death of persons or damage to property by reason of construction or maintenance of any improvements on the Premises, of any additions, alterations or renovations thereto, or due to the condition of the Premises, or the use or neglect thereof by Tenant or any of Tenant's Related Parties, or any other person, or otherwise occurring upon the Premises. Tenant further agrees to indemnify and save Landlord, Landlord's Related Parties, Master Landlord, and Master Landlord's Related Parties and their respective interests in the Premises entirely harmless for, from and against all claims, demands, liabilities, damages and penalties arising out of any failure of Tenant to comply with any of Tenant's obligations under this Sublease, including without limitation attorneys' fees and court costs. These indemnity provisions, as well as all other indemnity provisions in this Sublease, shall survive the expiration of this Sublease or the earlier termination thereof.


                        (1) Commercial general liability insurance with a
                combined single limit for bodily injury and property damage of not less than One Million Dollars ($1,000,000) per occurrence, including, without limitation, contractual liability coverage for the performance of indemnity agreements set forth in this Sublease and in Section 18 of the Master Lease;

                        (2) Hazard insurance with special causes of loss,
                including theft coverage, insuring against fire, extended coverage risks, vandalism and malicious mischief, and including boiler and sprinkler leakage coverage, in an amount equal to the full replacement cost (without deduction for depreciation) of all furnishings, trade fixtures, leasehold improvements, equipment, merchandise and other personal property from time to time situated in or on the Premises;

                        (3) Workers' compensation insurance satisfying Tenant's
                obligations under the workers' compensation laws of the State of Utah; and

                        (4) Such other policy or policies of insurance as either
                Landlord or Master Landlord may reasonably require or as Master Landlord is then generally requiring from other tenants in the Building.

        Such minimum limits shall in no event limit the liability of Tenant under this Lease except as otherwise provided in the section, Waiver of Subrogation. Such liability insurance shall name Landlord, Master Landlord and any other person specified from time to time by Landlord or Master Landlord, as an additional insured; such property insurance shall name Landlord as a loss payee as Landlord's interests may appear; and both such liability and property insurance shall be with companies acceptable to Landlord, having a rating of not less than A:XII in the most recent issue of Best's Key Rating Guide, Properly-Casualty. All liability policies maintained by Tenant shall contain a provision that Tenant, Landlord and any other additional insured, although named as an insured, shall nevertheless be entitled to recover under such policies for any loss sustained by Landlord, Master Landlord and their Related Parties and employees as a result of the acts or omissions of Tenant. Tenant shall furnish to Landlord, which will be forwarded to the Master Landlord, certificates of coverage. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Landlord by the insurer. All such policies be written as primary policies, not contributing with and not in excess of the coverage of the coverage which Tenant, Landlord, or Master Landlord may carry, and shall only be subject to such deductibles as may be approved in writing in advance by Landlord. Tenant shall, at least ten (10) days prior to the expiration of such policies, furnish Landlord with renewals of, or binders for, such policies. Landlord and Tenant waive all rights to recover against each other, against any other tenant or occupant of the Building, and against the officers, directors, shareholders, partners, joint ventures, employees, agents, customers, invitees or business visitors of each other, or of any other tenant or occupant of the building, for any loss or damage arising from any cause covered by any insurance carried by the waiving party, to the extent that such loss or damage is actually covered.

                1.29 Waiver of Subrogation. Landlord and Tenant each hereby release and relieve the other, waive their right of recovery against the other for direct or consequential loss or damage arising out of or incident to the perils covered by property insurance carried by such party, whether due to the negligence of Landlord or Tenant or their agents, employees, contractors and/or invitees. If necessary all property insurance policies required under this Lease shall be endorsed to so provide.


                                    ARTICLE 8
                              TAXES AND ASSESSMENTS

                1.30 Sales Taxes. Tenant shall pay to Landlord, at the same time as any other rental is made to or for Landlord, an amount equal to the amount of all gross proceeds taxes, transaction privilege taxes, sales taxes, or like taxes now or hereafter levied or assessed by the United States, the State of Utah, or any municipal corporation or political subdivision upon such rental, or the payment or receipt thereof, or which Landlord will be caused to pay as a result of the receipt thereof, except that Tenant shall not be obligated to pay to Landlord any amount on account of any income tax of Landlord.

                1.31 Ad Valorem Taxes. In addition to the monthly rent and all other sums payable hereto, Tenant shall pay during the entire Term, as additional rental hereunder, all ad valorem taxes, assessments, and charges and other governmental levies and charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind, which are assessed or imposed upon the fixtures, equipment, and other property of Tenant located on the Premises (the "Personal Property Taxes"). Tenant shall pay the Personal Property Taxes when due and prior to any delinquency.

                1.32 Other Taxes. Tenant shall pay any and all other governmental taxes, license assessments, or charges imposed on the business conducted by Tenant on or from the Premises.

                                    ARTICLE 9
                            ASSIGNMENT AND SUBLETTING

                1.33 Assignments. Tenant shall not have the right to assign all or part of this Sublease without Landlord's prior written consent, which consent shall be at Landlord's sole and absolute discretion, and any attempted assignment shall be null and void, shall constitute an immediate default under this Sublease (without any cure period), and shall, at Landlord's election, result in the immediate termination of this Sublease.

                1.34 Subleases. Tenant shall not have the right to further sublet all or any portion or portions of the Premises without first having obtained Landlord's written consent, which consent shall be at Landlord's sole and absolute discretion. Any such sublease shall not release Tenant from its obligation to perform all covenants herein contained.


                                   ARTICLE 10
                          SALE OF LEASEHOLD BY LANDLORD

                1.35 Sale by Landlord. Landlord may sell, transfer, assign or otherwise dispose of its interest in the Premises or this Sublease, or any part thereof or interest therein, without the consent of Tenant. Upon any such sale, transfer, assignment or disposal of all of its interest in the Premises or this Sublease, Landlord shall be automatically relieved of all obligations hereunder. This Sublease shall not be affected by any such sale, transfer, assignment or disposal of Landlord's interest, and Tenant agrees to attorn to Landlord's purchaser or assignee.


                                   ARTICLE 11
                              DEFAULTS AND REMEDIES

                1.36 Default. Upon the non-payment of the whole or any portion of the rentals hereby or any other sum or sums of money due to Landlord under the provisions hereof, or upon the non-performance by Tenant of any other covenant or condition herein set forth on the part of said Tenant to be kept and performed, Tenant shall be in default hereunder; provided, however, except as otherwise provided in this Sublease, Landlord shall not be entitled to exercise its remedies for default unless, in the case of a default involving the failure to pay rent or any other sum of money under this Sublease, such default continues for more than five (5) days following the due date, and in the case of any other default, Landlord shall have given Tenant written notice of the default and Tenant shall have failed to cure such default on or before twenty (20) days after Tenant receives such notice. Tenant shall also be in default under this Sublease and Landlord shall be entitled to exercise its remedies under this Sublease for default:

                        (1) Bankruptcy. If Tenant shall file a petition in
                bankruptcy or for reorganization or for an arrangement pursuant to any federal or state bankruptcy law or any similar federal or state law, or shall be adjudicated a bankrupt or shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due, or if a petition or answer proposing the adjudication of Tenant as a bankrupt or its reorganization pursuant to any federal or state bankruptcy law or any similar federal or state law shall be filed in any court and Tenant shall consent to or acquiesce in the filing thereof or such petition or answer shall not be discharged or denied within 60 days after the occurrence of any of the foregoing;

                        (2) Other Insolvency Events. If a receiver, trustee or
                liquidator of Tenant or of all substantially all of the assets of Tenant or of the Premises or Tenant's leasehold interest therein be appointed in any proceeding brought by Tenant, or if any such receiver, trustee or liquidator be appointed in any proceeding brought against Tenant and shall not be discharged within 60 days after the occurrence thereof, of if Tenant shall consent to or acquiesce in such appointment;

                        (3) Abandonment. If Tenant shall abandon the Premises,
                with Tenant's absence from the Premises for a period for seven
                (7) consecutive days to be conclusive evidence that the Premises have been abandoned; or

                        (4) Master Lease. Any breach of the Master Lease that
                occurs as a result of any act or omission of Tenant under this Lease.

                1.37 Remedies. Upon the occurrence of a default and the expiration of any applicable grace period, it shall be lawful for Landlord, at its option, to re-enter upon the Premises and to again repossess and enjoy the same and all the improvements thereon free of any claims or interest of Tenant whatsoever. with or without terminating this Sublease, at Landlord's sole election. In addition, upon such default, Landlord shall be entitled to avail itself of whatever remedies it may have at law or in equity for the collection of any unpaid rentals hereunder, past and future, or for any damages that it may have sustained by reason of the breach by Tenant of the terms and conditions hereof. No termination of this Sublease by forfeiture nor taking or recovering possession of the Premises shall deprive Landlord of any other action, right, or remedy against Tenant.

                1.38 Interest on Past Due Amounts. Any sum of money due to Landlord and not paid within five (5) days after such sum shall become due shall bear interest from the due date until paid at the rate of eighteen percent (18%) per annum.

                1.39 Late Fees. Landlord may assess a late fee of five percent (5%) of the amount due for any payment due to Landlord and not paid within five (5) days of the date due, to compensate Landlord for the extra expense of handling late payments.

                1.40 Landlord's Right to Take Certain Actions. If Tenant fails to comply with any of the terms of this Sublease, Landlord, in its sole judgment, but without any obligation to do so, may do any or all things required of Tenant by any of the provisions of this Sublease and incur and pay expenses in connection therewith. Any amounts expended by Landlord pursuant to this Section shall be immediately due and payable by Tenant to Landlord and shall bear interest at the rate of eighteen percent (18%) per annum until paid. Any action by Landlord hereunder shall not constitute a waiver of any default by Tenant and shall be in addition to any other right or remedy available to Landlord pursuant to this Sublease or at law or in equity.

                1.41 Waiver of Breach. No waiver by Landlord or Tenant of the breach of any provision of this Sublease shall be construed as a waiver of any preceding or succeeding breach of the same or any other provision of this Sublease, nor shall the acceptance of rent by Landlord during any period of time in which Tenant is in default in any respect other than payment of rent be deemed to be a waiver of such default.


                                   ARTICLE 12
                               GENERAL PROVISIONS

                1.42 Notices. Notices shall be in writing and shall be given by personal delivery. by deposit in the United States mail, certified mail. return receipt requested, postage prepaid, or by express delivery service, freight prepaid. Notices shall be delivered or addressed to Landlord and Tenant at the addresses set forth on the first page of this Sublease or at such other address or number as a party may designate in writing. The date notice is deemed to have been given, received and become effective shall be the date on which the notice is delivered, if notice is given by personal delivery, or the date of actual receipt, if the notice is sent through the United States mail or by express delivery service or by facsimile transmission.

                1.43 Attorneys' Fees. If any action is brought by any party to this Sublease in respect of its rights under this Sublease, the prevailing party shall be entitled to reasonable attorneys' fees and court costs as determined by the court. In the event that any person who shall not be a party to this Sublease shall an action against Tenant in which Landlord shall be involuntarily and without cause joined as a party, Tenant shall reimburse Landlord for all attorneys' fees incurred by Landlord in connection therewith.

                1.44 Estoppel Certificates.

                        (1) Tenant to Provide Estoppel Certificate. Tenant
                shall at any time upon ten (10) days' prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Sublease is unmodified and in full force and effect (or, if modified, stating the nature of such modifications and certifying that this Sublease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any; (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed; (iii) acknowledging that Tenant has unconditionally accepted the Premises, is in possession thereof, and no defense to enforcement of the Sublease exists; (iv) agreeing to provide any Landlord or Master Landlord mortgagee with the opportunity to cure defaults by the Landlord; and (v) agreeing not to amend, cancel or assign the Sublease without the prior written content of any Landlord or Master Landlord mortgagee. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrances of the Premises.

                        (2) Tenant's Failure to Provide Certificate. At
                Landlord's option, Tenant's failure to deliver such statement within such time shall be a material breach of this Sublease and shall be conclusive upon Tenant (i) that this Sublease is in full force and effect, without modification, except as may be represented by Landlord; (ii) that there are no uncured defaults in Landlord's performance; (iii) that not more than one month's rent has been paid in advance; (iv) that Tenant is in possession of the Premises; (v) that no defenses exist to the enforcement of the Sublease; and (vi) that Tenant agrees to be bound by provisions (iv) and (v) in Section 12.3(8) above.

                1.45 Severabilitv. The invalidity of any provision of this Sublease, as determined bya court ol competent jurisdiction, shall in no way affect the validity of any other provision hereof.

                1.46 Recording. Neither this Sublease nor any memorandum of this Sublease shall be or filed without Landlord's prior written consent, which may be given or withheld by Landlord in its sole absolute discretion.

                1.47 Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies hereunder or at law or in equity.

                1.48 Construction. The titles which are used following the number of each Section are so used only for convenience in locating various provisions of this Sublease and shall not be deemed to affect the interpretation or construction of such provisions. The parties acknowledge that each party and its counsel have reviewed and revised this Sublease. This Sublease shall not be construed for or against Landlord or Tenant. References in this Sublease to "Articles" and "Sections" refers to the Articles and Sections of this Sublease, unless otherwise noted.

                1.49 Successors. Subject to the restrictions contained in
        Article 9, this Sublease and all of provisions hereof shall be binding upon and inure to the benefit of the successors and assigns of Landlord and T en ant.

                1.50 Governing Law. The terms, conditions, covenants, and agreements herein contained shall be governed, construed, and controlled according to the laws of the State of Utah, without giving effect to its conflict of laws provisions.

                1.51 Broker's Commission. Landlord agrees to pay the appropriate finder's fee to the tenant's agent.

                1.52 Time is of the Essence. Time is of the essence of this Sublease and in the performance of all of the covenants and conditions hereof.

                1.53 Signage. The Landlord will provide the building standard directory slat and suite sign.


                1.54 Entire Agreement. This Sublease sets forth all the promises, inducements, agreements, conditions, and understandings between Landlord and Tenant-relative to the Premises, and there are no promises, agreements, conditions, or understandings, either oral or written, express or implied, between them other than are set forth herein. No subsequent alteration, amendment, change, or addition to this Sublease shall be binding upon Landlord or Tenant unless in writing and signed by each of them. Parole evidence shall never be admissible in any court, tribunal, arbitration or governmental agency to modify, amend or vary the terms of this Sublease.

                                             LANDLORD:

                                              SONIC INNOVATIONS, INC.,
                                              a Delaware corporation
                                              BY:/S/_________________
                                              Its CEO


                                              TENANT:
                                              Executive Credit Services, L.C.,
                                              A Utah limited liability company
                                              BY:/S/_________________
                                              Its Managin Member









 STATE OF UTAH )
                                     : ss.
 COUNTY OF SALT LAKE )

     the foregoing Sublease. Agreement was acknowledged before me this 30th day of September 1999 by Andy Reguskus as the President and CEO of SONIC INNOVATIONS, INC., a Delaware corporation, on behalf of the corporation.


 My Commission Expires:                         /S/
       06-30-2001                               NOTARY PUBLIC
                                                Residing at 2062 E. Camino Way
                                                Salt Lake City, UT 84121

STATE OF UT)
                                    : ss.
COUNTY OF Salt Lake}


     the foregoing Sublease. Agreement was acknowledged before me this 29th day of September 1999 by Brad V. Crawford the MNG Member of Executive Credit Services, L.C. a Utah Limited Liability Company, on behalf of the Company.


 My Commission Expires:                         /S/
       07-06-2002                               NOTARY PUBLIC
                                                Residing Midvale, Utah

                           CONSENT OF MASTER LANDLORD

     2795 E. COTTONWOOD PARKWAY, L.C. hereby consents to the foregoing Sublease Agreement.

                                                2795 E. COTTONWOOD PARKWAY, L.C.
                                                By:  /S/
                                                Its
                                                Date 09/28/99

                                    EXHIBIT A

                             DIAGRAM OF THE PREMISES

                                   EXHIBIT B

                      DESCRIPTION OF LANDLORD IMPROVEMENTS

        Tenant was given attached schedule of values with a construction cost estimate on 9122. Landlord agrees to pay for tenant improvement costs not to exceed $12,500. These costs do not include the butt glass wall and door, tenant's security system, tenant's phone or data cabling system, or new hallway birch door and 36" sidelite. The attached diagram with clouded areas shows the scope of work for the tenant improvement changes.

                                    EXHIBIT C

               RENTAL RATES FOR OPTION A SPACE AND OPTION B SPACE




        Option A These will be the monthly rates for the time periods Option A is exercised. Between:
        October l, 1999 -  September 30, 2000  $4016.83     $22/RSF
        October l, 2000 - September  30, 2001  $4137.34     $22/RSF +3%($22RSF)
        October 1, 2001 - September  30, 2002  $4257.84     $22/RSF +6%($22RSF)






        Option B These will be the monthly rates for the time periods Option B is exercised. Between:
         October 1, 1999 - September 30, 2000   $4596.17    $22/RSF
         October 1, 2000 - September 30,  2001  $4734.05    $22/RSF +3%($22RSF)
         October l, 2001 - September  30,2002   $4871.94    $22/RSF +6%($22RSF)